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                                                                  Exhibit (a)(1)

                            CERTIFICATE OF FORMATION

                                       OF

                              SAWGRASS FUND, L.L.C.

                  FIRST: The name of the limited liability company is Sawgrass Fund, L.L.C.

                  SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road, County of Newcastle, Wilmington, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 2nd day of December, 1999.

                                             SAWGRASS FUND, L.L.C.

                                             By: /s/ David J. Efron
                                                 ----------------------
                                                 Name:   David J. Efron
                                                 Title:  Authorized Person